UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2012

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Raytheon Company held its annual meeting of shareholders on May 31, 2012. Set forth below are the final voting results for each of the matters submitted to a vote of the shareholders. For more information about the proposals set forth below, please see Raytheon’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2012.

1.	Raytheon’s shareholders elected, by a majority of the votes cast, each of the ten nominees to the Board of Directors as follows:

Director	For	Against	Abstain	Broker Non-Votes
James E. Cartwright	262,464,721	1,907,110	1,661,145	31,333,245
Vernon E. Clark	259,314,863	5,096,768	1,621,345	31,333,245
John M. Deutch	232,798,830	31,598,389	1,635,757	31,333,245
Stephen J. Hadley	262,249,179	2,050,424	1,733,373	31,333,245
Frederic M. Poses	257,584,517	6,659,797	1,788,662	31,333,245
Michael C. Ruettgers	260,719,716	3,570,751	1,742,509	31,333,245
Ronald L. Skates	258,772,842	5,491,647	1,768,487	31,333,245
William R. Spivey	260,967,331	3,334,896	1,730,749	31,333,245
Linda G. Stuntz	181,697,455	82,632,384	1,703,137	31,333,245
William H. Swanson	261,228,303	3,512,703	1,291,970	31,333,245

2.	Raytheon’s shareholders voted on the advisory vote on executive compensation as follows:

For	Against	Abstain	Broker Non-Votes
250,703,480	12,507,479	2,822,017	31,333,245

3.	Raytheon’s shareholders voted on the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year beginning January 1, 2012 as follows:

For	Against	Abstain
291,790,085	4,409,918	1,166,218

4.	Raytheon’s shareholders voted on a shareholder proposal regarding executive stock retention as follows:

For	Against	Abstain	Broker Non-Votes
64,960,721	199,025,516	2,046,739	31,333,245

5.	Raytheon’s shareholders voted on a shareholder proposal regarding supplemental executive retirement plans as follows:

For	Against	Abstain	Broker Non-Votes
78,818,501	185,436,233	1,778,242	31,333,245

6.	Raytheon’s shareholders voted on a shareholder proposal regarding shareholder action by written consent as follows:

For	Against	Abstain	Broker Non-Votes
114,287,666	149,293,549	2,451,761	31,333,245

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: June 5, 2012	By:	/s/ Jay B. Stephens
Jay B. Stephens Senior Vice President, General Counsel and Secretary